JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
INSTRUMENTS AND POLICIES BOOK NUMBER TWELVE.
INSTRUMENT NUMBER EIGHTEEN THOUSAND TWO HUNDRED AND FOURTEEN.
In Mexico City, Federal District, on the sixth day of the month of June two thousand and eight.
I, Mr. JUAN MARTIN ALVAREZ MORENO, Public Attestor number Forty-Six of the Federal District, hereby record:
That on this date, Mr. MARCO AUGUSTO MARTINEZ AVILA appears before me and requests the certification of the set of corporate bylaws of “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, which I perform in the following terms:
PRECEDENTS:
I.- By notarial instrument number twenty-six thousand two hundred and twenty-five, dated the fourteenth of August nineteen eighty-seven, recorded before Mr. Miguel Limon Diaz, Notary Public number Ninety-seven of the Federal District of Mexico City, the first official copy of which was entered in the Public Commercial Registry of the Federal District of Mexico City under commercial folio number one hundred and two thousand four hundred and ninety-nine on the twenty-fifth day of February nineteen eighty-eight, the Corporation called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE was incorporated, with a foreigner exclusion clause, domiciled in Mexico City, Federal District, with a duration of ninety-nine years, a minimum fixed capital of One Million Mexican Pesos (currently One Thousand Mexican Pesos), and an unlimited variable

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

capital, whose preponderant corporate purpose is to provide domestic or foreign individuals or legal entities with financial, administrative or foreign trade consulting services.
II.- Through instrument number twenty-nine thousand eight hundred and fifteen dated the fifteenth of February nineteen ninety-one, recorded before Mr. Roberto Nuñez y Bandera, Notary Public number One of the Federal District of Mexico City, the first official copy of which was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the eighth of May nineteen ninety-one, a Minute of the Special General Shareholders’ Meeting of the Corporation called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the nineteenth day of September nineteen ninety, was notarized, in which, among other points, the amendment of the Tenth, Eleventh, Seventeenth, Twenty-seventh and Thirty-fourth Articles of the corporate bylaws was approved.
III.- By notarial instrument number forty-five thousand one hundred and one, dated the twenty-eighth of July two thousand, recorded before the same Notary Public as above, the first official copy of which was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, the Minutes of the Special General Shareholders’ Meetings of the Corporations called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGING CORPORATION and “SERVIA CORPORATIVO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGED CORPORATION, held on the twenty-ninth of October nineteen ninety-nine, were notarized.
IV.- By notarial instrument number thirty-six thousand nine hundred and five, dated the fifteenth of March two thousand and one, recorded before Mr. Miguel Limon Diaz, Notary Public number Ninety-seven of the Federal District of Mexico City, in which Mrs. Rosamaria Lopez Lugo, Notary Public number Two Hundred and Twenty-three thereof District, acts as Associate, the first original copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City under commercial folio number one hundred and two thousand four hundred and ninety-nine on the eighteenth of April two thousand and one, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twenty-third of January two thousand and one was notarized, in which, among other items, the change of name of the Corporation to “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE was approved, thus amending the First Article of the corporate bylaws.
V.- By notarial instrument number thirty-eight thousand five hundred and fifty, dated the thirtieth of November two thousand and one, granted before the same Notary Public as above, a Minute of the Special and Regular Shareholders’ Meeting of the Corporation called

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

“GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the thirty-first of October two thousand and one was notarized, in which, among other items, the amendment of the Fifth Article of the corporate bylaws was approved.
VI.- By policy number five thousand four hundred and twenty, dated the seventh of December two thousand and one, granted before the undersigned Public Attestor, whose first official copy was registered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the twelfth of December two thousand and one, a Minute of the Special General Shareholders’ Meeting of the aforementioned corporation, held on the seventh day of December that year was notarized, in which, among other things, the increase in the fixed part of the capital stock was approved with the consequent amendment of the Fifth Article of its corporate bylaws.
VII.- By policy number five thousand four hundred and twenty-one, dated the seventh of December two thousand and one, granted before the undersigned Public Attestor, the first official copy of which was entered in the Public Commercial Registry of this City, under commercial folio number one hundred and two thousand four hundred and ninety-nine on the twelfth day of December two thousand and one, a Minute of a Special General Shareholders’ Meeting of the aforementioned corporation, held on the seventh of December that year was notarized, in which the following resolutions were adopted among others: the spin-off of the Corporation “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as “SPINNING-OFF” corporation, without being extinguished, through the block contribution of part of its assets, liabilities and capital stock to the newly created “SPUN-OFF” corporation with its own legal standing and equity called “PROMOTORA SERVIA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as well as the amendment of the Corporate Bylaws of the Corporation “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.
VIII.- Through policy number five thousand four hundred and eighty-nine, dated the twenty-sixth of December two thousand and one, granted before the undersigned Public Attestor, the first official copy of which was entered in the Public Property and Commercial Registry of the Federal District of Mexico City, under commercial folios numbers one hundred and two thousand four hundred and ninety-nine, and twenty-five thousand two hundred and twelve on the twenty-sixth day of December two thousand and one, the Minutes of the Special General Shareholders’ Meetings of the companies called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGING corporation and “TRANSPORTACION MARITIMA MEXICANA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGED corporation, held on the twenty-first of December two thousand and one were notarized.
IX.- By policy number five thousand nine hundred and thirty-seven, dated the second of May two thousand and two, granted before the

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

undersigned Public Attestor, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the eighth day of May two thousand and two, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twenty-ninth day of April two thousand and two was notarized, in which, among other things, the issue of convertible share bonds was approved for their placement abroad.
X.- By policy number six thousand three hundred and eighty-two, dated the twentieth of August two thousand and two, granted before the undersigned Public Attestor, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the twentieth day of August two thousand and two, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twentieth day of August two thousand and two was notarized, in which, among other points, an issue of new debt instruments or bonds in the United States of America was approved, with the general characteristics authorized to this effect.
XI.- By policy number six thousand four hundred and nineteen, dated the twenty-ninth of August two thousand and two, granted before the undersigned Public Attestor, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under the aforementioned commercial folio, on the thirteenth of September two thousand and two, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on the twenty-eighth day of August two thousand and two was notarized, in which, among other points, the reclassification of the “L” series shares of the capital stock of the Corporation to become “A” series shares and the elimination of the variable capital modality of the Corporation was approved, so that henceforth it would be known as “GRUPO TMM”, SOCIEDAD ANONIMA, with the consequent amendment of the First, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Nineteenth, Twenty-fifth, Twenty-sixth, Twenty-seventh and Forty-fourth Clauses of the corporate bylaws of the Corporation.
XII.- By notarial instrument number thirty-nine thousand and seventy-six, dated the fourth of March two thousand and three, granted before Mr. Miguel Limon Diaz, Notary Public number Ninety-seven of the Federal District of Mexico City, the first official copy whereof was entered in the same Public Commercial Registry of the Federal District of Mexico City and under the aforementioned commercial folio number one hundred and two thousand four hundred and ninety-nine, a Minute of a Special General “A” Series Shareholders Meeting of “GRUPO TMM”, SOCIEDAD ANONIMA, held on the third day of March two thousand and three was notarized, in which, among other things, the amendment of the Sixth Clause of the corporate bylaws was approved.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

XIII.- With notarial instrument number thirty-nine thousand four hundred and fifty-five, dated the eleventh of February two thousand and four, granted before the same Notary Public as above, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the second day of March two thousand and four, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA, held on the eleventh day of February two thousand and four was notarized, in which, among other things, the cancellation of shares deposited in the treasury of the Corporation was approved and the capital stock was increased, consequently amending the Sixth Clause of the corporate bylaws.
XIV.- By policy number twelve thousand two hundred and seventy-four, dated the thirteenth of December two thousand and five, granted before the undersigned Public Attestor, the first original copy whereof was entered in the Public Property and Commercial Registry of the Federal District of Mexico City, under commercial folios numbers one hundred and two thousand four hundred and ninety-nine, twenty-two thousand four hundred and thirty-three, and eighty-nine thousand six hundred and seven, on the third day of January two thousand and six, the Minutes of the Special General Shareholders’ Meetings of the Corporations called “GRUPO TMM”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGING corporation and “TRANSPORTES MARITIMOS MEXICO”, SOCIEDAD ANONIMA, and “TMM MULTIMODAL”, SOCIEDAD

ANONIMA DE CAPITAL VARIABLE as MERGED corporations, held on the first day of December two thousand and five, were notarized.
XV.- With policy number fourteen thousand five hundred and forty-eight, dated the twenty-first of December two thousand and six, granted before the undersigned Notary Public, the first official copy whereof was entered in the Public Commercial Registry of the Federal District of Mexico City, under commercial folio number one hundred and two thousand four hundred and ninety-nine, on the eighth day of January two thousand and seven, a Minute of a Special General Shareholders’ Meeting of the Corporation called “GRUPO TMM”, SOCIEDAD ANONIMA, held on the twentieth day of December two thousand and seven, was notarized, in which, among other things, the comprehensive amendment of the corporate bylaws of the corporation in order to comply with the provisions of the Provisional Sixth Article of the current Stock Market Act was approved, and consequently the form of the corporation was changed to be “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL.
XVI.- Through policy number eighteen thousand one hundred and ninety-six, dated the fourth of June two thousand and eight, granted before the undersigned Public Attestor, the first original of which was entered in the Public Commercial Registry of the Federal District [of Mexico City] under commercial folio number one hundred and two thousand four hundred and ninety-nine, the Minute was formalized of a Special General Shareholders’ Meeting of the company called “GRUPO TMM”, SOCIEDAD ANONIMA BURSATIL, held on the fourth day of June two thousand and eight, in which, among other

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

things, it was decided to approve the amendment of the Fourteenth, Twenty-Fifth and twenty-Seventh Clauses of its corporate bylaws.
I transcribe below the text of the current Corporate Bylaws of “GRUPO TMM”, SOCIEDAD ANOMIMA BURSATIL which verbatim, read as follows:
CORPORATE BYLAWS
CHAPTER I
GENERAL PROVISIONS
NAME
FIRST. The name of the Corporation is “GRUPO TMM”, and shall always be followed by the words SOCIEDAD ANONIMA BURSATIL, or their abbreviation “S.A.B.”
DOMICILE
SECOND. The domicile of the Corporation shall be Mexico City, Federal District, irrespective of being able to establish agencies, branches, offices, warehouses or dependencies anywhere else in the Mexican Republic or abroad, without this being understood a change of domicile. The Corporation may designate domiciles of choice in the legal acts it performs.
DURATION
THIRD. The duration of the Corporation is ninety-nine years, counted as of the 14th (fourteenth) of August 1987 (nineteen eighty-seven). Such term shall be extendable on one or more occasions, as decided by the Special General Shareholders’ Meeting of the Corporation.
CORPORATE PURPOSE

FOURTH. The Corporation shall have the following purpose:
A) To acquire any interest or share in the capital of other business corporations or non-trading partnerships, forming part in their incorporation or acquiring shares or stock in those that have already been incorporated, as well as to sell or transfer such shares or interests. The companies in which it holds the majority of the shares or corporate stock must not directly or indirectly invest in shares of the Corporation or of any other company that in turn is a majority shareholder thereof, or that without being so, they have knowledge that it is a shareholder thereof;
B) To promote, organize and administer all class of business corporations or non-trading partnerships;
C) To manufacture, assemble, rig and repair, on its own behalf or that of others, both in the Mexican Republic and abroad, all class of vessels.
D) To render and exploit, directly or through of third parties, navigation services for cargo and passenger transport, within and outside the United Mexican States, as well as all of other services related to the navigation;
E) To build, install and maintain in both the Mexican Republic and abroad, on its own behalf or that of others, docks, dikes, piers, repair workshops for signaling services, meteorological stations and their respective equipment, as well as all the related services;
F) To purchase or in any way acquire and sell or in any other way transfer, on its own behalf or that of others, all class of vessels, ship crafts or any other machines or apparatus for maritime transport, as

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

well as their components, including, but not limited to, engines, spare parts, fuels and lubricants;
G) To install, exploit and maintain radio, telegraph, telephone, satellite communication systems or any other means of communication for the use of the corporate businesses or for any other purpose according to applicable legislation;
H) To provide, exploit and operate the public railroad transport service, and its auxiliary services, as well as to participate per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the applicable legislation, in the national railroad system;
I) To provide, exploit and operate the public air transport service for cargo and passengers, directly or through of third parties, within or outside the territory of the United Mexican States, as well as all those services related to the air navigation and its auxiliary services, as well as to participate per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the applicable legislation, in the national public air transport service;
J) To constitute all class of logistics systems and to provide all class of logistical services within or outside the United Mexican States, either per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the applicable legislation, including, but not limited to, the federal public cargo transport services, intermodal or multimodal transport services, and all those related to the storage of any kind of goods, within or outside the territory of the United Mexican States;
K) To receive and promote such consulting services, through all class of domestic or foreign individuals or legal entities, as may be necessary for the fulfillment of its corporate purpose;
L) To extend loans to the business corporations or non-trading partnerships in which it holds a majority share or interest, or to third parties in the normal running of its businesses;
M) To obtain, acquire or use and/or dispose of, through Mexican and/or foreign financial groups, all class of funds and financial resources that are necessary for the fulfillment of its corporate purpose, as well as to obtain and extend loans or credits with or without surety, to enter into all class of loan agreements, issue obligations and any other negotiable instruments that are issued in series or that are placed in any other way among the investing public, or in a private way, either in the territory of the United Mexican States or abroad;
N) To grant, draw, issue, accept, endorse, certify, guarantee or in any other way subscribe, even by endorsement, all class of negotiable instruments, and to grant all class of guaranties, personal or tangible, in order to guarantee obligations payable by the subsidiary companies in which it holds a majority share, as well as payable by the subsidiary companies thereof, in the fulfillment of the corporate purpose of the Corporation;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

O) To inter into all class of trust agreements that are necessary for the fulfillment of its corporate purpose;
P) To acquire the property, grant or take under lease, possess, use and enjoy, and, in general, use, exploit and administer all class of personal or real estate property, tangible or intangible, as well as the in rem and personal rights permitted by the laws of the United Mexican States or abroad, according to the requirements demanded thereby and which are necessary or appropriate for the fulfillment of its corporate purpose, in the understanding that in no case may it acquire, possess or administer real estate properties for agricultural purposes;
Q) To promote, organize, participate and contract, either in the United Mexican States or abroad, with domestic or foreign individuals or legal entities, tenders, biddings, operations, events, meetings, exhibitions, public tenders, training programs, development programs, market research programs and innovations, and, in general, to participate in all those business events and meetings that are necessary or appropriate for the fulfillment of its corporate purpose;
R) The contracting, on its own behalf or that of third parties, either in the United Mexican States or abroad, with domestic or foreign individuals or legal entities, means of advertising, as well as the sale and/or purchase of advertising spaces and in general, everything related to the media and information industry, which are necessary or appropriate for the fulfillment of its corporate purpose;

S) To carry out, on its own behalf or that of third parties, either in the United Mexican States or abroad, with domestic or foreign individuals or legal entities, training and development programs, as well as research works, which are necessary or appropriate for the fulfillment of its corporate purpose;
T) To request and obtain, by any means, the concessions, licenses and permits and to exercise the rights derived from them, as well as to register and patent or act as intermediary or negotiator, and to acquire, by any legal means, either in the United Mexican States or abroad, with domestic or foreign persons, all class of inventions, utility patents, industrial designs, trademarks, as well as notices, trade names, franchises, authorizations, licenses, sub-licenses, concessions, options, preferences, rights over them and, in general, all class of use and exploitation of intellectual, industrial, technical, literary or artistic property rights, that are necessary or appropriate for the fulfillment of its corporate purpose;
U) To be an agent or representative, commission agent, distributor, attorney-in-fact and/or broker, either in the United Mexican States or abroad, of domestic or foreign individuals or legal entities, that are necessary or related to the fulfillment of its corporate purpose;
V) To perform and/or carry out, in the United Mexican States or abroad, on its own behalf or that of others, all class of principal or accessory acts, civil or commercial or any other nature, civil, mercantile, master or guaranty contracts and agreements or of any other class permitted by Law, as well as to guarantee obligations and debts of the subsidiary companies in which it holds a majority share,

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

as well as those of the subsidiary companies thereof, as guarantor, guarantor by endorsement or in any other status, even that of joint debtor, in the fulfillment of the corporate purpose of the Corporation; W) In general, to perform all the other activities and to enter into the contracts and agreements required for the fulfillment of its corporate purpose or that must be performed by any other legal provision.
NATIONALITY
FIFTH. The Corporation is Mexican. The Corporation shall not admit foreign investors or Mexican corporations whose corporate bylaws do not contain the foreigner exclusion clause as partners or shareholders, nor shall such investors or corporations be acknowledged to have rights as partners or shareholders.
CHAPTER II
PROVISIONS APPLICABLE TO THE CAPITAL STOCK
CAPITAL STOCK
SIXTH. The capital stock reaches the sum of $700,000,000.00 (Seven Hundred Million Mexican Pesos, No Cents), represented by 56,963,137 (Fifty-six Million Nine hundred and Sixty-three Thousand One Hundred and Thirty-seven) fully subscribed and paid shares, all of them registered, of common stock, without statement of par value.
SHARES
SEVENTH. The capital stock shall always be represented by registered shares of common stock, without statement of par value. All the shares representing the capital stock of the Corporation shall confer the same rights on their holders. Each shareholder shall represent one vote per share they possess.

The shares representing the capital stock may only be subscribed by Mexican persons or investors or Mexican corporations whose corporate bylaws contain the foreigner exclusion clause. Business corporations or non-trading partnerships in whose capital or capital stock the Corporation has a majority shareholding, may not directly or indirectly acquire shares in the Corporation, or shares in any other corporation that is a majority shareholder of the Corporation, or which, without such majority shareholding, have knowledge that it is a shareholder in this Corporation.
CAPITAL STOCK INCREASE
EIGHTH. Except for regarding the issue of shares which the Corporation holds in treasury to be placed among the investors, and only in the absence of such shares, the capital of the Corporation may only be increased if the pertinent resolutions are adopted in the Extraordinary General Shareholders’ Meeting of the Corporation, the Sixth Clause of these corporate bylaws is amended, and the notarial instrument containing the notarization of the corresponding minute is entered in the Public Commercial Registry of the domicile of the Corporation.
The Special General Shareholders’ meeting that decides the increase in the capital stock of the Corporation must define the terms and conditions according to which such increase must be carried out. No increase in the capital stock of the Corporation may be decreed if at such time, the shares issued previously by the Corporation have not been fully subscribed and paid.
PRE-EMPTIVE RIGHT

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

NINTH. In case of an increase in the capital stock, the shareholders of the Corporation shall at all times have the pre-emptive right to subscribe the new shares issued to represent such increase, in proportion to the number of shares representing the capital stock they hold, except for the issue of treasury shares to be placed among the investors in public tenders, pursuant to the Eleventh Clause of these corporate bylaws.
If applicable, the pre-emptive right referred to by this Clause shall be exercised in the terms as determined by the General Shareholders’ Meeting in which the increase in the capital stock was resolved.
In case of an increase in the capital stock as the result of the capitalization of premiums on shares, the capitalization of withheld profits or of appraisal or reappraisal reserves, the shareholders shall have the right to the proportional part that corresponds thereto in such increase and, if applicable, to receive the new shares issued to represent such increase. In the case of the capitalization of withheld profits or of appraisal or reappraisal reserves, these must have been previously acknowledged in financial statements duly approved by the General Shareholders’ Meeting. In the case of appraisal or reappraisal reserves, these must be supported on appraisals made by independent appraisers authorized by the National Banking and Securities Commission, lending institutions or certified public attestors.
CAPITAL STOCK REDUCTION
TENTH. The capital stock of the Corporation may only be reduced if the pertinent resolutions are adopted in a Special General

Shareholder’ Meeting of the Corporation, the Sixth Clause of these corporate bylaws is amended, and the notarial instrument that contains the notarization of the corresponding minute is entered in the Public Commercial Registry of the domicile of the Corporation.
The decision of the Special General Shareholders’ Meeting that decrees the reduction in the capital stock of the Corporation, or the release to the shareholders of non-performed exhibitions, shall be published three times in the Mexican Official Gazette with intervals of ten days.
Any reduction in the capital stock shall be performed by means of the cancellation of shares for such an amount that permits the proportional redemption of shares of all the shareholders who possess shares representing the capital stock of the Corporation.

No reduction in the capital stock may be authorized when it has the consequence of reducing the capital stock to a sum less than the minimum amount provided in the applicable law.
TREASURY SHARES
ELEVENTH. The Corporation may issue unsubscribed shares which it holds in treasury to be subscribed later by the public, as long as:
(i) the Special General Shareholders’ Meeting approves the maximum amount of the increase of capital, and the conditions in which the corresponding issues must be made;
(ii) the subscription of the shares issued is carried out through a public tender, prior its registration in the National Securities Registry; and

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

(iii) the amount of the subscribed and paid capital is announced when the authorized capital represented by the issued and unsubscribed shares is advertised, by complying with the provisions of the Stock Market Act, and other general provisions derived from such Act.
ACQUISITION OF OWN STOCK
TWELFTH. The Corporation may acquire shares representing its own capital stock, without applying the prohibition established in the first paragraph of Article 134 of the General Law on Business Corporations and Trading Partnerships, as long as:
(a) The acquisition is carried out in any stock exchange;
(b) The acquisition and, if applicable, its subsequent transfer, is carried out at the market price, except for public tenders or auctions authorized by the National Banking and Securities Commission;
(c) The acquisition is carried out on the account of shareholders’ equity of the Corporation, in which case it may keep the shares acquired in own possession without having to make a reduction of its capital stock, such shares as the Corporation may convert into unsubscribed shares to hold then in treasury, or, on capital stock’s account, in which case these shares shall be converted into unsubscribed shares which the Corporation shall hold in treasury, without need for any agreement of the General Shareholders’ Meeting; in the understanding that the amount of the subscribed and paid capital shall be announced when the authorized capital represented by the issued and unsubscribed shares is advertised.

(d) The General shareholders’ Meeting expressly agrees, for each corporate year, the maximum amount of the funds that may be used for the purchase of own shares or securities representing them, with the sole limitation that the sum of the funds that may be used for this purpose, in no case exceeds the total balance of the net profits of any such corporate year and/or retained profits of the Corporation;
(e) The Corporation is current with the payment of the obligations derived from debt instruments registered in the National Securities Registry, and which remain unpaid; and
(f) The acquisition and transfer of shares in the Corporation pursuant to the foregoing does not lead to the failure to comply with the listing requirements of such shares of the stock exchange on which they are quoted.
Whilst the shares representing the capital stock acquired by the Corporation in accordance with this Clause belong thereto, they may not be represented in any class of Shareholders’ Meetings, nor may the corporate or financial rights conferred thereby be exercised.
The shares that belong to the Corporation or, if applicable, the treasury shares referred to by this Clause, may be placed among the investing public, without the corresponding increase in capital stock requiring a resolution from the General Shareholders’ Meeting or the decision of the Board of Directors, in the case of their placement. For such purposes, the pre-emptive right referred to in the Article 132 (one hundred and thirty-two) of the General Law on Business Corporations and Trading Partnerships shall not apply.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

The provisions of this Clause shall also apply to the purchase or sale by the Corporation of derivative financial instruments or options with shares representing its capital stock, that are payable in kind; in the understanding that in this case, the provisions of sections (a) and (b) of this Clause shall not apply.
The purchase and sale of shares of its own stock by the Corporation, the reports that should be submitted related thereto to the Regular General Shareholders’ Meeting, the rules of disclosure on the information, and the manner and terms under which these operations are reported to the National Banking and Securities Commission, to the stock exchange in which they are quoted, and to the public, shall comply with the general provisions issued by such Commission.
CANCELLATION OF LISTING ON STOCK EXCHANGES
THIRTEENTH. The cancellation of the entry of the shares representing the capital stock of the Corporation in the National Securities Registry, and as a result of their listing on the stock exchange, shall proceed in the case that the Special General Shareholders’ Meeting, in virtue of the favorable vote of shares that represent at least ninety-five percent (95%) of the capital stock outstanding at that time, decides on such cancellation, and the National Banking and Securities Commission authorizes it, or such cancellation is decided by such Commission, in the terms of the applicable legislation.
In any case, the Corporation shall make public offer for the acquisition of its shares within a maximum period of one hundred and eighty (180) calendar days, at the price and according to the other terms and conditions set forth in the applicable current legislation.
In the case described in this Article, the Board of Directors of the Corporation shall announce its opinion to the public regarding the sale price, in accordance with the terms of the applicable legislation.
In case of the cancellation of the entry of the shares representing the capital stock of the Corporation in the National Securities Registry, the Corporation shall cease to have stock market status, thus being subject to the system established by the General Law on Business Corporations and Trading Partnerships for stock corporations, unless the Special General Shareholders’ Meeting of the Corporation has decided to adopt the modality of mutual fund promoting company, in which case it shall be subject to the system established by the applicable current legislation.
SHARE TRANSFER RESTRICTION
FOURTEENTH.
I) Definition of Certain Terms.
For the purposes of this Chapter, and as required by the context in the rest of these Bylaws, the following terms shall have the meanings indicated in continuation:
“Shares” means the shares representing the capital stock of the Corporation, whatever their class or series, or any certificate, security or instrument issued based on such shares or which confer any right over such shares or convertible into such shares,

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

specifically including ordinary share certificates that represent shares in the Corporation.
“Affiliate” means any company that exercises Control, is Controlled by, or is under the common Control of any Person.
“Competitor” means:
(a) any individual or legal entity dedicated to the assembly, rigging and repair, on its own behalf or that of others, of all class of vessels, as well as the contracting, subcontracting and exploitation thereof in all aspects and specialties, including: (i) the rendering and exploitation of navigation services for the transportation of cargo and passengers an all those services connected to shipping; (ii) the construction, consulting, installation, operation, supervision and maintenance of all type of vessels, docks, piers, including the operation of airport services, whether these are concessioned or licensed; (iii) the purchase, or the acquisition in any form, or transfer in any other form, on its own behalf or that of others, of all class of vessels, naval artifacts, or any other machines or apparatus for maritime transportation, and which may be performed nationally or internationally, and/or
(b) any individual or legal entity dedicated to establishing all class of logistics systems and render all class of logistics services inside or outside of Mexican territory, either per se or through business corporations in whose capital stock the Corporation holds a share, or under any other scheme, act or structure permitted by the governing legislation, including, but not limited to, federal public cargo road transport services, intermodal or multimodal transport services and all those related to the storage of all type of goods, inside or outside the Mexican Republic, and/or
(c) the activities or lines of business that from time to time are carried out by the Corporation and/or its Affiliates or Subsidiaries, of a similar or related nature to the foregoing.
“Consortium” means the group of Legal Entities linked to one another by one or more Individuals who, forming a group of persons, have control of the former.
“Control”, “Controlled” or “To Control” means:
(a) the ownership of more than half of the shares or securities representing the capital stock of a Legal Entity; or
(b) the capacity of a Person or group of Persons, to carry out any of the following acts: (i) impose, directly or indirectly, decisions in the general shareholders’ meetings, in the meetings of the board of directors or equivalent bodies, (ii) name or remove the majority of the Board Members, directors or their equivalents, of a Legal Entity; (iii) maintain the holding of rights that permit direct or indirect voting regarding more than 50% (FIFTY PERCENT) of the capital stock of a Legal Entity; and/or (iv) direct, directly or indirectly, the management, strategy or principal policies of a legal entity, either through the ownership of securities, by contract or in any other way.
“Restricted Agreements” means any accord, agreement, contract or any other legal acts of any nature, oral or written, in virtue of which mechanisms or arrangements are formed or adopted for associating

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

votes in one or several shareholders’ meetings of the Corporation, as long as the number of grouped votes gives a number equal to or greater than 5% (FIVE PERCENT) or more of the total number of Shares into which the Capital Stock is divided. The Restricted Agreements do not include the accords made by shareholders for the appointment of minority Board Members.
“Business Group” means the group of Legal Entities organized under direct or indirect capital stock share schemes, in which a same Legal Entity maintains the Control of such Legal Entities.
“Significant Influence” means the property or holding of rights, directly or indirectly, which permit the exercise of the voting rights of at least 20% (TWENTY PERCENT) or more of the Shares, when such share does not grant Control over the Corporation.
“Person” means, indistinctly, an Individual or a Legal Entity.
“Individual” means any individual or group of individuals who have agreements of any kind to take decisions in the same way.
“Legal Entity” means any legal entity, corporation, lending o financial institution acting as a trust institution under a trust agreement or similar entity, or any other vehicle, entity, company or form of economic or legal association or any of the Subsidiaries or Affiliates thereof or any group of persons who are acting in a joint, arranged or coordinated manner.
“Related Party” means the Persons situated in any of the following cases:

(a) who Control or have the direct or indirect possibility of defining or conducting the policies and management of the Legal Entity that forms part of the Business Group or Consortium to which the Person in question belongs, as well as the Board Members or directors and the relevant officers of the members of such Business Group or Consortium;
(b) that directly or indirectly have the ability to define or conduct the policies and management of a Legal Entity that forms part of a Business Group or Consortium to which the Person in question belongs;
(c) the spouse, common-law wife or husband and the Persons who have a relation by consanguinity, by marriage or by law up to the fourth degree, with the Individuals situated in any of the cases indicated in points (a) and (b) above, as well as the partners of such Individuals;
(d) the Legal Entities that are part of the Business Group or Consortium to which the Person in question belongs;
(e) the Legal Entities over which the Persons referred to in points (a) to (d) above exercise Control or are directly or indirectly able to define or conduct the policies and management; and, in general,
(f) any Individual, Legal Entity or any blood relative, relative by marriage or by law up to the fourth degree or any spouse or common-law husband or wife, or any of the Subsidiaries or Affiliates of any of the foregoing, (i) that belong to the same economic group or

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

group of interest as the respective Person; or (ii) who acts in agreement with the respective Person.
“Subsidiary” means any corporation regarding which a Person owns the majority of the shares representing its capital stock or regarding which a Person has the right to appoint the majority of the members of its board of directors or its director.
II) Authorization for a Change of Control.
a) The prior written authorization of the Board of Directors shall be required, as specified in this Chapter, in order to carry out any of the following acts:
(i) The individual acquisition, or together with another Person or a Related Party, of Shares or rights over Shares, by any means or title, directly or indirectly, either in one act or in a succession of acts without time limit between them, whose consequence is hat the shareholding individually or together with the shareholding of another Person or directly or indirectly Related Party is equal to or greater than 5% (FIVE PERCENT) or a multiple of 5% (FIVE PERCENT) of the total number of Shares into which the capital stock of the Corporation is divided;
(ii) Any Contract, Agreement or legal act that attempts to limit or results in the transfer of any of the rights and powers that correspond to shareholders or holders of Shares in the Corporation, including derivative financial transactions or instruments, as well as the acts that imply the loss or limitation of the voting rights granted by the shares representing the capital stock of this Corporation in a proportion equal to or greater than 5% (FIVE PERCENT) of the total number of Shares into which the capital stock of the Corporation is divided; and
(iii) The making of Restricted Agreements.
b) The prior, written favorable decision of the Board of Directors referred to by Section II, shall be required, indistinctly, whether the purchase or acquisition of the Shares or rights over them is to be performed on or off the exchange, directly or indirectly, by means of a public offering, private offering, or by any other modality or legal act, in one or several transactions of any legal nature, simultaneously or successively, in Mexico or overseas.
III) Request for Authorization.
In order to request the authorization referred to by Section II above, the Person who attempts to make the acquisition or perform Restricted Agreements, should submit its written request to the Board of Directors, which should be addressed and delivered in a reliable fashion to the Chairman of the Board of Directors and to the Secretary of the Board, with a copy for the C.E.O., in the domicile of the Secretary’s office of the Board of Directors indicated in the last call for a shareholders’ meeting. The aforementioned request should establish and list the following:
(i) The number and class or series of Shares that the respective person or any Related Party thereof (a) holds or jointly holds; or (b) regarding which it has Control, shares or enjoys any right, either by contract or for whatever other reason, as well as the price at which such Shares were acquired;

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

(ii) The number and class or series of the Shares that the respective Person or any Related Party thereof pretends to acquire or concentrate in virtue of the making of Restricted Agreements in a period that covers the following 12 (TWELVE) months as of the date of the request, either directly or through any Related Party;
(iii) The number and class or series of Shares regarding which it wishes to obtain or share Control or any right, either by contract, agreement or for whatever other reason;
(iv) (a) The percentage that the Shares referred to in paragraph (i) above represent in the total number of Shares issued by the Corporation; (b) the percentage that the Shares referred to in paragraph (i) above represent in the series to which they correspond; (c) the percentage that the Shares referred to by paragraphs (ii) and (iii) above represent in the total number of Shares issued by the Corporation; and (d) the percentage that the shares referred to in paragraphs (ii) and (iii) above represent in the class or series to which they correspond;
(v) The identity and nationality of the Person or group of Persons that wish to acquire the Shares or wish to concentrate in virtue of the making of the Restricted Agreements, in the understanding that if any of these Persons is a Legal Entity, the following should be specified: (a) the identity and nationality of the Person or Persons who Control, directly or indirectly, the respective Legal Entity, until identifying the Individual or Individuals who hold any right, interest or share of any kind in such Legal Entity; and (b) whether such Legal Entity has an alien exclusion clause;
(vi) The reasons and objectives why the Shares are to be acquired or concentrated in virtue of the making of the Restricted Agreements covered by the requested authorization, specifically mentioning whether the purpose is to acquire or to directly or indirectly become the holder of a Significant Influence or acquire the Control of the Corporation by any means, and if applicable, the way in which such Control shall be gained;
(vii) Whether it is a direct or indirect Competitor of the Corporation or of any Subsidiary or Affiliate of the Corporation and whether it has the power to legally acquire or concentrate, in virtue of the making of Restricted Agreements, the Shares in accordance with the provisions of these Bylaws and of the governing legislation; furthermore, it should specify whether the Person who pretends to acquire or make the Restricted Agreements over the Shares in question, has blood relatives or relatives by marriage or by law to the fourth degree or spouse or common law husband or wife, who may be considered as a Competitor of the Corporation or of any Subsidiary or Affiliate of the Corporation, or whether they have any economic relation with a Competitor or any interest or share either in the capital stock or in the management, administration or operation of a Competitor, directly or through any Person or blood relative or relative by marriage or law to the fourth degree of their spouse or common law husband or wife;

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(viii) The origin of the financial resources to be used to pay the price of the Shares covered by the request; in the case that the funds come from financing, the identity and nationality of the Person who provides such resources should be specified, and the Board of Directors may request the submittal of the documentation signed by such Person that evidences and explains the conditions of such financing;
(ix) Whether it forms part of any economic group, formed by one or more Related Parties, that as such, in one act or a succession of acts, pretends to acquire Shares or rights over them or to enter into a Restricted Agreement or, if applicable, whether such economic group holds Shares or rights over them or is party to a Restricted Agreement;
(x) Whether financial resources have been received on loan or under any other concept from a Related Party or financial resources have been facilitated on loan or under any other concept to a Related Party, with the aim of paying the price of the Shares; and
(xi) The identity and nationality of the financial institution that would act as placement broker, in the case that the respective acquisition is made by means of a public offering.
(IV) Authorization Procedure.
1.- Within 10 (TEN) business days following the date on which the Board of Directors reliably received the request for authorization referred to by Section III above, accompanied by all the documentation that proves the veracity of the information mentioned therein, the Chairman of the Board of Directors or the First Vice

Chairman or the Second Vice Chairman and, in their absence, the Secretary of the Board, shall call the Board of Directors to discuss and decide on the respective request for authorization.
2.- The Board of Directors shall decide on any request for authorization at the latest within 90 (NINETY) days following the date on which such request was submitted to such Board of Directors, in the understanding that: (i) the Board of Directors may, in any case and without incurring in liability, submit the request for authorization to the Special General Shareholders’ Meeting; and (ii) the Special General Shareholders’ Meeting must decide on the request for authorization when, having called the Board of Directors in the terms provided in these Bylaws, such Board of Directors has not been able to convene for whatever reason or no resolution has been adopted regarding the request.
3.- The Board of Directors may ask the Person who pretends to acquire the Shares or enter into the Restricted Agreements over the respective Shares, through the Chairman of the Board of Directors or the delegate authorized to this affect, for the clarifications it deems necessary in order to decide on the request for authorization submitted thereto, including additional documentation that proves the veracity of the information that should be submitted in the terms of these Bylaws, within 20 (TWENTY) days following the date on which the request was made by the Board of Directors.
4.- In the case that the term established in paragraph (2) above for the holding of the Special General Shareholders’ Meeting that has to decide on the request for authorization has passed without such

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Meeting having been held, including the case that it has been called on timer, it shall be understood that the respective resolution is in the sense of rejecting the respective request.
5.- The Special General Shareholders’ Meeting held to deal with a request for authorization should be called at least 15 (FIFTEEN) calendar days in advance of the date on which it is to be held, by means of publication of the respective call in the terms of these Bylaws, in the understanding that the Agenda should explicitly mention that the Meeting shall be held to deal with a request for authorization in the terms of this Chapter and such Meeting shall have the quorum and voting requirements indicated in these Bylaws.
V) Evaluation Criteria.
In the evaluation made of the requests for authorization referred to by this Chapter, the Board of Directors and/or the Special General Shareholders’ Meeting, accordingly, should take into account the following factors, among others: (i) the expected benefit for the development of the Corporation; (ii) the increase that may occur in the value of the investment by the shareholders; (iii) the due protection of the minority shareholders; (iv) whether the applicant is a Competitor of the Corporation, of its Subsidiaries and/or Affiliates; (v) whether the applicant met the requirements described in these Bylaws; (vi) the price for the acquisition of the shares or rights; and (vii) those other aspects that the Board of Directors or the Special General Shareholders’ Meeting deems appropriate and related to factors of a financial, economic, market or business nature, the continuity of or changes to the strategic vision of the Corporation and the characteristics of the Person who submitted the request for authorization, such as its moral and economic solvency, reputation and prior conduct.
VI) Public Purchase Offer.
In the case that the Board of Directors or the Special General Shareholders’ Meeting authorizes the submitted request and this refers to the direct or indirect Control of the Corporation, the following shall be observed:
(a) the Person who wishes to acquire the Shares in question should make a public purchase offer, at a price payable in cash and determined for 100% (ONE HUNDRED PERCENT) of the Shares representing the capital stock of the Corporation.
(b) The public purchase offer should be made simultaneously in Mexico and in any other jurisdiction in which the Shares of the Corporation are registered or listed in order to be quoted on a stock market, within 60 (SIXTY) days following the date on which the date on which the acquisition of the respective Shares has been authorized by the Board of Directors or by the Special General Shareholders’ Meeting, unless such Board or Meeting authorize a longer term. In the case that certificates or instruments exist that represent two or more Shares representing the capital stock of the Corporation and independently circulating and issued shares, the price of the latter shall be determined by dividing the price of the aforementioned certificates or instruments by the number of underlying Shares represented by such certificates.

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
(c) The public purchase offer should be made for a price payable in cash no less than the highest price resulting from the following:
(i) the book value of the Share according to the last quarterly income statement approved by the Board of Directors;
(ii) the highest trading closing price on the stock exchange of any of the 365 (THREE HUNDRED AND SIXTY-FIVE) days prior to the date of the authorization given by the Special General Shareholders’ Meeting or by the Board of Directors, accordingly; or
(iii) the highest price paid for Shares at any time by the Person or Related Party who acquire the Shares covered by the request authorized by the Special General Shareholders’ Meeting or the Board of Directors, accordingly.
(d) Irrespective of the foregoing, the Board of Directors, or the Special General Shareholders’ Meeting if applicable, may authorize, at its entire discretion, that the public purchase offer is made at a price other than that resulting in accordance with the foregoing paragraphs, as long as it possesses the approval of the Committee that performs Auditing functions, which may be based on an opinion given by an independent advisor containing the reasons why the terms of the public purchase offer are deemed to be justified.
(e) The Person or Related Party who performs any acquisition of Shares authorized by the Special General Shareholders’ Meeting or by the Board of Directors and ho should have carried out a public purchase offer in accordance with this section VI, shall not be entered in the stock ledger of the Corporation until the moment in which such public purchase offer has been successfully completed.

Consequently, such Person may not exercise the corporate rights that correspond to the Shares whose acquisition has been authorized until the moment in which the public purchase offer has been successfully completed.
(f) In the case of Persons or Related Parties that have already had shareholder status in the Corporation and, therefore, are entered in the Corporation’s stock ledger, the acquisition of Shares authorized by the Special General Shareholders’ Meeting or by the Board of Directors, shall not be entered in the Corporation’s stock ledger until the moment in which the public purchase offer that should be made has been successfully completed and, consequently, such Persons may not exercise the corporate rights that correspond to the acquired Shares.
VII) Additional Powers.
a) The Board of Directors or the Special General Shareholders’ Meeting, accordingly, shall be authorized to decide whether one or more Persons who wish to make Restricted Agreements or acquire or who have acquired Shares, are acting or presumed to be acting jointly, in coordination or under an arrangement with others or in the case of Related Parties, in which cases, the respective Persons shall be considered as a single Person for the effects provided in this Chapter. Irrespective of the foregoing, it shall be presumed that two or more Persons are acting jointly or in an arranged manner when they are linked by family, form part of the same Business Group, Consortium, group of businesses or properties, or when any accord or agreement exists between them that refers to their respective

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Shareholding or impose decisions in the Shareholders’ Meetings or regarding the exercise of the rights derived from such Shares.
b) Additionally, the Board of Directors and the Special General Shareholders’ Meeting, accordingly, may determine the cases in which the respective acquisition implies or may imply the gaining of Control over the Corporation or those cases in which the Shares whose holders are other Persons, for the effects of the provisions of this Chapter and the subsequent chapters of these Bylaws, shall be considered as Shares belonging to the same Person.
VIII) Characteristics of the Authorizations.
a) The authorizations given by the Board of Directors or by the Special General Shareholders’ Meeting in accordance with the provisions of this Chapter:
(i) shall authorize the addressee to acquire the respective Shares for up to the maximum percentage or amount indicated in the corresponding authorization, for which the information and considerations submitted by the Acquirer when presenting their request for authorization should be taken into account, particularly with regards to whether they pretend or not to make acquisitions of Shares or formalize additional Restricted Agreements in a term of 12 (TWELVE) months as of the date on which the request is made; and
(ii) may establish that the respective authorization shall be valid for a specific period of time during which the acquisition of the Shares or the making of the respective Restricted Agreement should be carried out.

b) The authorizations of the Board of Directors or of the Special General Shareholders’ Meeting shall be nontransferable, except when indicated otherwise in the respective authorization or that the Board of Directors authorizes their transfer.
c) The authorizations granted by the Board of Directors or by the Special General Shareholders’ Meeting regarding the requests made in accordance with this Chapter, shall cease to be valid if the information and documentation based on which such authorizations have been granted, are not, or cease to be veracious.
IX) Exceptions.
Except when the Stock Market Act or administrative provisions issued in accordance therewith explicitly stipulate otherwise, the authorization and public purchase offer referred to by this Chapter shall not be necessary in the case of:
(i) the acquisitions or transfers of Shares are performed by succession, either by inheritance, legacy or other provisions or instruments that operate mortis causa;
(ii) the increase in the shareholding percentage of any shareholder of the Corporation that is a consequence of a reduction in the number of Shares in circulation derived from a repurchase of Shares by the Corporation or from an early redemption thereof;
(iii) the increase in the shareholding percentage of any shareholder of the Corporation that, if applicable, resulting from the subscription of Shares derived from capital increases that are made by such shareholder in proportion to the number of Shares prior to the aforementioned capital increase in the terms of Article 132 (ONE

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
HUNDRED AND THIRTY-TWO) of the General Law on Business Corporations and Trading Partnerships or in a public offer in the terms of Article 53 (FIFTY-THREE) of the Stock Market Act, as long as this is authorized by the Shareholders’ Meeting or the Board of Directors;
(iv) the acquisitions of Shares by the Corporation or its Subsidiaries, or by trusts established by the Corporation or its Subsidiaries, or by any other Person Controlled by the Corporation or by its Subsidiaries; and
(v) the acquisition of Shares by: (a) the Person who holds the effective control of the Corporation; (b) by any Legal Entity that is under the Control of the Person referred to in subparagraph (a) above; (c) by the succession of the Person referred to in subparagraph (a) above; (d) by the ascendants or descendents in a straight line of the Person referred to in sub-paragraph (a) above; (e) by the Person referred to in subparagraph (a) above, when such Person is repurchasing Shares from any Legal Entity referred to by subparagraph (b) above or the ascendants or descendents referred to by subparagraphs (c) and (d) above.
X) Compliance with Provisions.
Any person who has or acquires one or more Shares in the Corporation, henceforth and by this simple fact, agrees to observe and comply with the provisions of the Bylaws of the Corporation. The Corporation shall not recognize the corporate rights derived from the respective Shares and shall abstain from entering in the ledger referred to by Articles 128 (ONE HUNDRED AND TWENTY-EIGHT) and 129 (ONE HUNDRED AND TWENTY-NINE) of the General Law on Business Corporations and Trading Partnerships and 280 (TWO HUNDRED AND EIGHTY) Section VII of the Stock Market Act, those persons who acquire Shares in contravention of the provisions of these Bylaws or who do not possess the respective authorizations, in all cases applying the provisions of these Bylaws.
SHARE CERTIFICATES
FIFTEENTH. The shares shall be represented by certificates that shall be registered and which may cover one or several shares and may have numbered coupons attached. The certificates shall contain the handwritten signature or facsimile signature of the Chairman and of the Secretary of the Board of Directors. If facsimile signatures are used, the originals thereof must be deposited in the Public Commercial Registry in which the Corporation is registered. Until the definitive share certificates are issued, the Corporation shall issue provisional certificates to the shareholders that prove their share in the capital stock. Such provisional certificates shall be registered, may have coupons attached to them and must be exchanged, at the appropriate time, for the definitive share certificates.
The definitive share certificates must be issued in a term not exceeding one hundred and eighty calendar days, counted as of the date on which their issuance or exchange has been decided.
When, for whatever cause, the indications contained in the definitive share certificates or in the provisional certificates are changed, these must be exchanged for new definitive or provisional share certificates

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
and the first ones cancelled, or, it shall suffice that the latter contain such changes following notarial certification.
SIXTEENTH. Both the definitive and provisional share certificates shall meet the requirements established by Articles one hundred and twenty-five (125) and one hundred and twenty-seven (127) of the General Law on Business Corporations and Trading Partnerships and shall contain the literal insertion of the Fifth and Fourteenth Clauses of these bylaws.
The Board of Directors is authorized so that, both the definitive and provisional share certificates, are issued covering one or more shares. In addition, it is authorized to exchange the certificates that cover a determined number of shares for new certificates, as requested by the holders thereof and as long as the new certificates jointly cover the same total number of shares as those they replace.
In case of theft, loss, misplacement or destruction of any definitive or provisional certificate that covers shares representing the capital stock of the Corporation, its replacement shall be subject to the provisions of the First Chapter, First Title, of the General Law on Negotiable Instruments and Credit Transactions. Any duplicates of definitive or provisional certificates shall contain the indication that they are duplicates and that the original certificates have been duly cancelled. All expenses inherent to the cancellation and replacement of definitive or provisional certificates shall be borne by the holder of the replaced definitive or provisional certificate.
STOCK LEDGER

SEVENTEENTH. The Corporation shall keep a Stock Ledger, which shall contain the following information:
I. The name, nationality and address of the shareholder, indicating the shares held thereby, stating the number, and other particulars;
II. The indication of the exhibitions made, or the indication that they are fully paid-up shares.
III. The transfers of shares performed, as long as such transfers comply with the provisions of these bylaws;
IV. Any other acts that must be registered according to current legal provisions from time-to-time, at the request of the interested party.
The Corporation shall only consider whoever appears entered in such Stock Ledger of the Corporation as the owner of the shares. To this effect, the Corporation shall register the transfers performed in such Ledger at the request of any holder, as long as these transfers comply with these corporate bylaws, and in particular, with the Fourteenth Clause of these corporate bylaws.
Entries in the Stock ledger shall be suspended from the fifth day prior to the holding of Shareholders’ Meeting, until the business day immediately following the holding thereof.
CHAPTER III
SHAREHOLDERS’ MEETINGS
SHAREHOLDERS’ MEETING
EIGHTEENTH. The General Shareholders’ Meeting is the highest governing body of the Corporation, and all other bodies of the company are subordinated to such Meeting; furthermore it shall be authorized to adopt any kind of resolutions and name and remove

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
any Director with respect to the provisions of these bylaws and under law, or any officer, respecting in each case the rights of the minority. Its resolutions shall be executed and its compliance shall be overseen by the Board of Directors or by the person or persons expressly authorized by the corresponding Meeting.
TYPES OF MEETINGS
NINETEENTH. Shareholders’ Meeting may be regular or special in nature.
The Regular General Shareholders’ Meetings shall deal with all those matters that are not reserved by law or these corporate bylaws for the Special General Shareholders’ Meetings.
The Regular General Shareholders’ Meeting shall meet at least once a year on the date determined by the Board of Directors within the first four (4) months following the closure of the corporate year. In addition to dealing with the items included on the agenda, the Meeting shall discuss, approve or amend the reports of the Board of Directors, of the Chief Executive Officer and of the committee(s) responsible for corporate practices and audit, relative to, among other things, the day to day running of the business, the balance sheet, the profit and loss statement, the statement of changes in financial position, and the statement of change in shareholders’ equity for such corporate year of the Corporation. Such Meeting shall also be responsible for naming the directors according to the Twenty-ninth Clause as well as for determining their compensations.
The Special General Shareholders’ Meetings may meet at any time when any one of the matters set forth in Article one hundred and eighty two (182) of the General Law on Business Corporations and Trading Partnerships, the spinning-off of the Corporation, and the de-listing of the shares issued by the Corporation in the securities or special section of the National Securities Registry and on the domestic or foreign stock markets on which such shares are listed, shall be dealt with.
EXCLUSIVE AUTHORITY OF THE SHAREHOLDERS’ MEETING
TWENTIETH. The Regular General Shareholders’ Meeting shall have the exclusive authority and shall meet to approve the transactions that the Corporation or the legal entities controlled by the Corporation are intended to carry out, during a corporate year, when these transactions are representing twenty per cent (20%) or more of the consolidated assets of the Corporation based on figures corresponding to the closing of the immediate-prior calendar quarter, independently of the manner in which they are executed, either simultaneous or consecutive, but considered to be one transaction due to their characteristics.
HOLDING OF MEETINGS
TWENTY-FIRST. All the Shareholders’ Meetings shall meet in the corporate domicile of the Corporation at any time that they are called, and if this requirement is not met, such meeting shall be null and void; except in the case of: (i) force majeure or acts of God, or (ii) that the resolutions adopted in the meeting held without a call, or adopted outside a meeting, are adopted by the shareholders in accordance with the provisions of the sections E) and F) of the Twenty-Sixth Clause of these corporate bylaws.

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
CALLS
TWENTY-SECOND. The calls for General Meetings shall be made to the order of the Board of Directors or of the Audit Committee, or upon request of any shareholder or group of shareholders representing at least ten percent (10%) of the capital stock who may request the Chairman of the Board of Directors or of the Audit Committee to call a General Shareholders’ Meeting.
All calls shall be published once in the official newspaper of the domicile of the Corporation and in one of the newspapers with the greatest circulation in such domicile, at least fifteen (15) days in advance between the date of publication and the day indicated for the holding of the Meeting.
The call shall contain the date, time and place of the Meeting in question, the agenda of such Meeting and shall be signed by the person making such call.
From the time at which any call for a Shareholders’ Meeting is published, information and documentation related to each one of the items on the corresponding agenda shall be at the disposal of the shareholders in the offices of the Corporation.
If any Meeting cannot be held on the date indicated in the call, then a second or subsequent call shall be made stating such circumstance, and all the requirements for the first call must be met. A call shall not be necessary in the case of resolutions adopted by Meetings that were not called, or adopted outside a Meeting, in each case subject to the provisions of the Twenty-Sixth Clause below, nor shall it be necessary in the case of a continuation of the Meeting that has been legally convened as long as at the time such Meeting was adjourned, the date, time and place of the continuance thereof was indicated.
REQUIREMENTS FOR ATTENDING MEETINGS
TWENTY-THIRD. In order for the shareholders of the Corporation to have the right to attend Meetings, they must deposit their shares with the Secretary of the Corporation or in the Securities Deposit Institution or in any domestic or foreign lending institution at least one day before the date indicated for the Meeting. With respect to Meetings in which because of the fact that all voting shares are represented, resolutions may be adopted without the need for a prior call, the shares may be deposited at any time before the holding of such Meeting. The deposited shares may only be returned after the holding of the respective Meeting.
The shareholders who deposit their shares in accordance with the foregoing paragraph shall ask the respective depositary institution to issue a document indicating the name of the shareholder, number of shares deposited, the number of certificates representing such shares, the date of the Meeting and the condition that such shares shall remain in possession of the depositary institution until the Meeting in question has ended.
Upon the delivery of the certificates covering the shares or such documents to the Secretary of the Corporation, the Secretary of the Board of Directors shall issue the interested parties with the corresponding admissions cards, which shall indicate the name of each shareholder and the number of votes that such shareholder has

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
a right to east, as well as, if applicable, the name of the depositary institution.
Regarding shares deposited in any Securities Depositary Institution, the admission cards shall be issued upon the delivery to the Corporation of the respective deposit receipt and, if applicable, the complementary list referred to in Article 290 (two hundred and ninety) of the Stock Market Act.
The shareholders shall not need to prove their right to attend the Meeting in the terms of the foregoing paragraphs regarding shares that have been registered in their names in the Corporation’s Stock Ledger.
SHAREHOLDERS’ MEETING PROCEDURE
TWENTY-FOURTH. A) The Meetings shall be presided over by the Chairman of the Board of Directors, and in his absence, another director shall act as the chairman in the order of their appointment and, in the absence of both, the person appointed by the shareholders by majority vote of the attendees of the respective Meeting; and the Secretary of the Board of Directors shall act as such in the Meeting, or in the absence thereof, the Assistant Secretary, and in the absence of both, the person appointed by majority vote of the attendees of the Meeting in question shall act as such.
B) When the Meeting is called to order, the Chairman shall name, from among those present, one or more inspectors of elections to count the shares present or represented therein, as well as the number of votes corresponding to such shares. The inspector(s) of elections shall prepare an attendance list containing the names of the shareholders present or represented in the Meeting, as well as the number of shares belonging to each, in order to be able to make the respective counts during voting.
C) If the quorum required pursuant to these bylaws is present, the chairman shall declare the meeting legally convened and shall proceed to deal with the items on the agenda.
D) The shareholder or group of shareholders that represent at least ten percent (10%) of the shares represented in a Shareholders’ Meeting, may request that the voting on any matter with respect to which they do not consider themselves sufficiently informed be delayed, in which case the vote on such an item shall be deferred for three days without the need for a new call. This right may only be exercised only once for the same matter.
TWENTY-FIFTH. Shareholders may be represented in the Meetings by legal representatives who may or may not be shareholders of the Corporation; such representation may be conferred by means of a special or general notarized power of attorney, or by means of a simple power of attorney granted before two witnesses meeting the corresponding legal requirements. To this effect, the Corporation shall prepare forms that meet, in addition to the foregoing, the following requirements:
1. To clearly indicate the name of the Corporation as well as the agenda to be dealt with in the respective Shareholders’ Meeting; and
2. To contain space for any instructions that may be indicated by the grantor for the exercise of the power of attorney.

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
The Corporation shall maintain the powers of attorney forms at the disposal of the stock brokers that prove to possess the representation of the shareholders, in the offices of Corporation, during a term of fifteen (15) days prior to the date of the respective Shareholders’ Meeting, so that such brokers may ensure that they reach the parties they represent in due time.
The Secretary or Assistant Secretary of the Corporation shall ensure that the provisions of this Clause are observed and shall inform the respective Shareholders’ Meeting of such observance, which shall be recorded in the respective Minute.
The Board Members are prevented from acting as proxies of the shareholders in any Shareholders’ Meeting of the Corporation.
MEETING QUORUM
TWENTY-SIXTH. A) In order for the Regular General Shareholders’ Meetings to be considered legally convened as a result of the first call, at least half of the capital stock in circulation at that time shall be represented therein and the resolutions of such Meeting shall be valid when they are adopted by a majority of the votes present. In the case of second and subsequent calls, Regular General Shareholders’ Meeting shall function validly with the shareholders attending it, whatever the number of shares they may represent and whatever the nature of the resolutions that are to be adopted.
B) In order for the Special General Shareholders’ Meetings to be considered legally convened as a result of the first call, at least three quarters of the capital stock of the Corporation in circulation at that time shall be represented; and the resolutions shall be considered valid as long as they are adopted by the number of shares representing at least half the capital stock of the Corporation in circulation at that time, unless a greater proportion is demanded pursuant to these corporate bylaws. In the case of second or subsequent calls, the Special General Shareholders’ Meeting shall be considered legally convened when at least half of the capital stock in circulation at that time is represented therein, and the resolutions shall be valid as long as they are adopted by a number of shares representing at least half the capital stock of the Corporation in circulation at that time, unless a greater proportion is demanded pursuant to these corporate bylaws.
C) In Shareholders’ Meetings, voting shall be by a show of hands, unless any of the parties in attendance request that it be by roll call.
D) The resolutions adopted by the Shareholders’ Meeting are binding even for dissenting or absent shareholders, except for the right of opposition in the terms of item H), below.
E) The resolutions adopted at a Shareholders’ Meeting that has not been called in the terms of the Twenty-First Clause of these bylaws shall be void, unless at the time of voting, all the shares in which the capital stock of the Corporation is divided at that time are represented in such Meeting.
F) The resolutions adopted outside a Shareholders’ Meeting by unanimous vote of the shareholders of all the shares in which the capital stock of the Corporation is divided shall, for all legal effects, have the same validity as if they had been adopted during a Shareholders’ Meeting, as long as such resolutions are confirmed in

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
writing.
G) The shareholder or group of shareholders that represent at least five (5%) or more of the capital stock may directly file a civil liability action against the Directors and Relevant Directors, as long as the claim contains the total amount of the liabilities in favor of the Corporation or of the legal entities controlled by it or in which it has a significant influence and not only the personal interest of the plaintiffs. The assets obtained as a result of such claim shall be received by the Corporation.
H) The shareholder or group of shareholders representing at least twenty percent (20%) or more of the capital stock may legally oppose the resolutions of the General Shareholders’ Meetings as long as: (i) the complaint is filed within fifteen (15) days following the closing date of the Meeting; (ii) the claimants have not attended the Meeting or have voted against the resolution, and (iii) the complaint indicates the clause of these bylaws or the infringed legal precepts and the legal argument.
MINUTES OF THE MEETINGS
TWENTY-SEVENTH. A minute shall be recorded for all Shareholders’ Meetings, which shall be recorded in the respective Meeting Minutes Book that shall be opened and kept by the Corporation, and which shall be signed by the Chairman and Secretary of the Meeting. The documents that, if applicable, evidence that the calls were made in the terms set forth in these corporate bylaws shall also be attached or evidence of the hypotheses stated in point E) of the Twenty-Sixth Clause of these corporate bylaws, in addition to an attendance list duly signed by the inspectors of elections, the powers of attorney or copies of the notarized powers of attorney of the shareholders’ representatives, and reports, accounts and other documents that have been submitted to the consideration of the Meeting, and a copy of the respective minute.
The same book shall also contain the resolutions adopted in the terms of point F) of the Twenty-Sixth Clause of these corporate bylaws, certified by the Secretary of the Board of Directors.
CHAPTER IV
MANAGEMENT AND SUPERVISION
OF THE MANAGEMENT
MANAGEMENT
TWENTY-EIGHTH. The Corporation’s management shall be under the charge of a Board of Directors, and a Chief Executive Officer who shall perform their duties pursuant to the provisions of the corporate bylaws and the governing law.
BOARD OF DIRECTORS
TWENTY-NINTH. The Board of Directors shall be made up of the number of Regular Directors no less than seven (7) and no more than twenty-one (21), without prejudice of the appointment of their respective alternates; in the understanding that at least twenty five percent of the Directors shall be independent board members in accordance with the governing legislation. In any case, the Board of Directors shall have at all times a Chairman, a First Vice Chairman and a Second Vice Chairman, and the other Directors shall be members of the Board of Directors.

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
For each regular director, the Meeting that made such appointment may appoint a respective alternate, in the understanding that the alternate directors of the independent directors shall also have such status. In the case of the temporary or permanent absence of a regular Director, such regular Director shall be substituted by the alternate director who has been specifically appointed to substitute him.
The Directors may be shareholders or persons foreign to the Corporation, shall have the legal capacity to perform their duties and must not be prohibited from trading. Such persons as may have performed the office of external auditor of the Corporation or of any of the legal entities comprising the group to which the Corporation belongs, may not be Directors during the twelve months immediately prior to the date of the appointment.
The Directors shall be appointed by the Regular General Shareholders’ Meeting by a simple majority vote of the shareholders present in such Meeting, and shall remain in that office during the periods indicated in the Thirtieth Clause below; in the understanding that they may not be substituted by more that one third (1/3) of the members of the board for each corporate year of the Corporation. Directors, whatever their offices, may be re-elected without further restriction. Notwithstanding the foregoing, any shareholder or group of shareholders representing at least ten percent (10%) of the capital stock shall have the right to appoint one Member of the Board of Directors and, if applicable, its respective alternate in the Regular General Shareholders’ Meeting convened to elect Directors. The appointment of any regular Director made by a minority, may only be revoked when the appointments of the rest of the Directors are also revoked, unless the removal is for a justified cause in accordance with applicable law.
The Board of Directors, during the first meeting held after the Regular General Meeting that elected Directors and as long as such Meeting do not make the appointment, when the term of their office has ended, shall appoint from among its members a Chairman and/or First Vice Chairman and/or Second Vice Chairman, as appropriate, by majority vote of the members, which shall remain in that office for the period set forth by Thirtieth Clause of the corporate bylaws.
In case of permanent absence of the Chairman or any of the Vice Chairmen, the Board of Directors shall, in the first meeting held after such permanent absence, appoint provisionally among its members or persons foreign to such Board, the Director or Directors that shall fill such vacancies. Likewise, in case of resignation or permanent absence of any other Directors, the Board of Directors shall make such appointments of provisional Directors as may be necessary for the continuity of the duties thereof. In both cases, the Board of Directors shall call a Regular General Meeting as soon as possible in order for it to carry out the final appointment, and in any case, in the absence of such call, the first General Shareholders’ Meeting being held after any of such events shall make such final appointment.
The Board of Directors shall appoint one Secretary and one Assistant Secretary, who may not be members of the Board of Directors. Such

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
Secretary and Assistant Secretary may at any time be removed by the Board of Directors, and their temporary or permanent absences shall be filled by the persons appointed by the Board of Directors itself. Notwithstanding the fact that the Secretary and Assistant Secretary are not members of the Board of Directors, they may sign, jointly or individually, and publish any call to the Shareholders’ Meeting of the Corporation ordered or decided by the Board of Directors or the Audit Committee in accordance with the Twenty-First Clause of these bylaws.
In the performance of their respective offices, the Directors shall secure the creation of value for the benefit of the Corporation, without favoring certain shareholder or group of shareholders. To this effect, Directors shall act diligently by adopting reasoned resolutions and performing the other duties imposed to them by the applicable legislation and according to the provisions of these corporate bylaws.
The amendment of this Clause may be only approved in a Special General Shareholders’ Meeting of the Corporation in which there is no vote against the shares representing five per cent (5%) or more of the capital stock of the Corporation.
TERM OF OFFICE
THIRTIETH. The Directors shall perform their office for the period of time indicated below, counted from the date of the appointment; they may be reelected; and in case of absence of the appointment of their alternate directors or in case of the alternate directors fail to take up their office, they shall continue to perform their duties for up to thirty calendar days after the date in which the period for which they were appointed had expired.

Office in the Board	Term of Office
Chairman	7 years
First Vice Chairman	7 years
Second Vice Chairman	Between 3 and 7 years as determined by the General Shareholders’ Meeting that elects it.
Members of the Board	1 year except that in any case more than one third (1/3) of the members of the board may not be substituted for any corporate year of the Corporation.
The remuneration of the Directors, as may be case, shall be fixed by the Regular General Shareholders’ Meeting that elected them, on account of the general expenses.
The amendment of this Clause may be only approved in a Special General Shareholders’ Meeting of the Corporation in which there is no vote against the shares representing five per cent (5%) or more of the capital stock of the Corporation.
DUTIES
THIRTY-FIRST. The Board of Directors shall have the fundamental responsibility for establishing the general strategies for the running of the businesses of the Corporation and of the legal entities controlled by it, and for overseeing the management thereof and the performance of the relevant officers.
In relation to the foregoing, the Board of Directors shall be responsible, among other things as a result of their duties, for the following.

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
I. To establish the general strategies for the running of the business of the Corporation and of the legal entities controlled by it.
II. To oversee the management of the Corporation and of the legal entities controlled by it, taking into account the relevance of these legal entities in the financial, administrative and legal situation of the Corporation as well as the performance of the relevant officers.
III. To approve, upon the prior opinion of the competent committee:
a) The polices and guidelines for the use and enjoyment of the assets comprising the net worth of the Corporation and of the legal entities controlled by it, on the part of related persons.
b) The transactions, each of them individually, with related persons, that the Corporation or the legal entities controlled by it intend to make; in the understanding that the transactions indicated below shall not require the approval of the Board of Directors, as long as they comply with such policies and guidelines as previously approved by the Board of Directors:
1. The transactions that because of their amounts lack of relevance for the Corporation or the legal entities controlled by it.
2. The transactions made between the Corporation and the legal entities controlled by it or in which the Corporation or any of the legal entities controlled by it has a significant influence, as long as:
i) These transactions belong to the ordinary or usual business of the Corporation; or
ii) They are considered to be made at market prices or they are supported by appraisals made by external specialized agents.
3. The transactions made with employees, as long as they are carried out in the same conditions as with any customer or as a result of the general employment benefits.
c) The transactions made, either simultaneously or consecutively, that may be considered to be one transaction due to their characteristics and that the Corporation or the legal entities controlled by it intend to carry out during a corporate year, when they are unusual or non recurrent, or their amounts are representing in any of the following events:
1. The acquisition or transfer of property with a value equal to or greater than five per cent (5%) of the consolidated assets of the Corporation based on figures corresponding to the closing of the immediate-prior calendar quarter.
2. The grant of guaranties or the assumption of liabilities with a value equal to or greater than five per cent (5%) of the consolidated assets of the Corporation based on figures corresponding to the closing of the immediate-prior calendar quarter.
On the understanding that the investments in debt securities or in banking instruments shall be exempt from the requirement referred to in this section c), as long as these investments are made according to the policies as approved by the Board of Directors for such effect.
d) The appointment, election and, if applicable, removal of the Chief Executive Officer of the Corporation and his full salary as well as the policies for the appointment and full salary of the other relevant officers.
e) The policies for the grant of loans for consumption, loans or any kind of loan or guaranties to related persons.

JUAN M. ALVAREZ MORENO PUBLIC ATTESTOR No. 46 OF MEXICO CITY
f) The exemptions for a Director, relevant officer or individual with power of attorney to take advantage of certain the business opportunities for itself or in favor of third parties, which correspond to the Corporation or its controlling legal entities or in the ones having significant influence. Exemptions for transactions the amount of which is less than five per cent (5%) of the consolidated assets of the Corporation may be delegated to the audit committee of the Corporation.
g) The guidelines regarding the internal control and internal audit of the Corporation or of the legal entities controlled by it.
h) The accounting policies of the Corporation, in keeping with the accounting principles in accordance with the applicable laws.
i) The financial statements of the Corporation.
j) The hiring of the external auditor of the Corporation and, if applicable, of services additional or supplementary to the external audit services.
k) The submission to the General Shareholders’ Meeting being held because of the closing of the corporate year, of:
1. The annual report that shall be submitted by the Auditing and Corporate Practice Committee under these bylaws and the applicable legislation.
2. The annual report that shall be submitted by the Chief Executive Officer under these bylaws and the applicable legislation.
3. The opinion of the Board of Directors about the contents of the report of the Chief Executive Officer referred to in the preceding paragraph.

4. The report in which the main accounting and information policies and criteria followed in the preparation of the financial information of the Corporation and of the legal entities controlled by it, are stated and explained.
5. The report about the transactions and activities in which it would have been involved under these bylaws and the applicable legislation.
IV. To follow-up the main risks that the Corporation and its controlling legal entities may encounter, identified based on the information provided by the committees, the Chief Executive Officer and the external auditor; as well as the accounting, internal control and internal audit, recording, filing or information systems from all of them that may carry out by means of the audit committee.
V. To approve the policies of information and communication with the Shareholders as well as with the Directors and relevant officers, to comply with the provisions of the applicable legislation.
VI. To determine the pertinent actions to correct the irregularities of which it is informed, and to implement the corresponding corrective measures.
VII. To establish the terms and conditions with which the Chief Executive Officer shall comply in the exercise of his powers for acts of ownership.
VIII. To order the Chief Executive Officer to reveal the relevant events of which he is informed to the investors pursuant to the provisions of the applicable legislation.
POWERS AND AUTHORITIES

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

THIRTY SECOND. The Board of Directors, as a collegiate body, shall have the most extensive powers attributed by the corresponding laws and these corporate bylaws to bodies of its kind, in the understanding that the Board of Directors may not adopt resolutions regarding any of the matters reserved for the Shareholders’ Meeting in accordance with the law or these corporate bylaws.
Without limitation, the Board of Directors, as a collegiate body, shall have the following powers:
A) A general power of attorney for litigation and collections, with all general powers and those special powers that by law require a special clause, including the power to grant a pardon, abandon all class of trials, recourses and proceedings in general, including proceedings pertaining to constitutional protections, to file criminal complaints and accusations, to settle, compromise in arbitration, and assist the District Attorney as coadjutor; such power of attorney may be exercised before any kind of federal or local judicial and administrative, civil, criminal and labor authorities or individuals, in or out of court, with the greatest extension permitted by law.
B) A general power of attorney to manage the business and assets of the Corporation; to grant and subscribe all types of guaranties and endorsements, and to perform the acts, execute agreements, sign documents, and grant or subscribe the credit instruments required by the management.
C) A general power of attorney to exercise any acts of ownership.
D) The power to grant, subscribe and endorse all types of negotiable instruments or securities, in the terms of the 9th (ninth) Article of the

General Law on Negotiable Instruments and Credit Transactions.
E) The power to substitute all or part of its powers of attorney and authorities, and to grant and revoke general or special powers of attorney, within the limitations provided in these corporate bylaws.
F) The power to form intermediate management bodies or committees, and to appoint and revoke appointments of their members, in any time as it deems convenient, indicating their powers, authorities, obligations, compensation as well as the guaranties that shall be given by them in relation to their job, as the Board deems necessary.
G) The power to call General Shareholders’ Meetings and execute and enforce the resolutions adopted therein.
H) The power to establish branches and agencies of the Corporation and to remove them.
I) The power to sign all types of documents, agreements and instruments directly or indirectly related to the corporate purpose of the Corporation.
J) In general, to carry out all of the acts and agreements that may be necessary for the fulfillment of the corporate purpose of the Corporation and those attributed thereto in any other clauses of these bylaws or the applicable legislation.
No member of the Board of Directors may exercise individually the powers of the Board of Directors. The Board of Directors may appoint delegates from among its members for the performance of specific acts. In the absence of such special designation, the representation shall correspond to the Chairman of the Board.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

BOARD MEETINGS
THIRTY-THIRD. The meetings of the Board of Directors shall be regular or special. The regular meetings shall be held periodically on such dates and times as determined by such Board of Directors, provided that such Board of Directors shall meet at least four times during every corporate year. The special meetings shall be held when the Chairman of the Board of Directors decides or at the request of twenty-five percent of the Directors comprising the Board of Directors, from time to time.
The Board of Directors shall meet in the corporate domicile or any other place in Mexico or abroad as determined in advance in the respective call. The meetings of the Board of Directors shall be chaired by its Chairman and in his absence, by his alternate, if any, and in the absence of the alternate, by any Director designated by the Directors present in the respective meeting, by majority vote.
The Secretary of the Board of Directors shall act as the Secretary and in the absence of the Secretary, the Assistant Secretary shall act as such, and in the absence of the Assistant Secretary, any director designated by the directors present in the corresponding meeting.
The calls shall be made in writing and shall be sent to each of the regular directors and alternates, if any, at least five (5) calendar days prior to the date on which the meeting in question is to be held, to the respective addresses and/or fax numbers that such Directors have provided the Corporation and the Secretary for such purpose. The calls shall specify the time, date, and place of the meeting, shall contain an agenda, and shall be signed by the party making it. The calls may be sent by certified mail or fax.
QUORUM
THIRTY-FOURTH. (A) In order for the meeting of the Board of Directors to be validly held, at least half of the directors that form the Board of Directors from time to time, and at all times the Chairman and one Vice Chairman shall attend. If a meeting cannot be held due to a lack of quorum or the absence of the Chairman and one Vice Chairman, the call shall be repeated as many times as necessary and the calls shall be sent in the terms of the Thirty-Third Clause above.
(B) Except as indicated in the following paragraph C), in order for the resolutions of the Board of Directors to be considered valid, they shall be adopted by the favorable vote of the majority of the Directors present in the respective meeting, irrespective of the existing quorum. In the event of a tie, the Chairman of the Board of Directors, or their alternate, as applicable, shall have the deciding vote.
(C) In order for the resolutions of the Board of Directors to be valid, regarding the matters enlisted below, the favorable vote of (i) the Chairman of the Board of Directors and (ii) the First Vice Chairman or the Second Vice Chairman shall be required, in any case and in addition to the immediate-prior paragraph (B), for which such matters shall correspond exclusively to the Board of Directors of the Corporation.
1. The approval and/or amendment of the annual budget which shall be approved for every corporate year of the Corporation.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

2. The establishment or creation of any lien on any of the assets of the Corporation and/or of the legal entities controlled by it, or the agreement of the Corporation and/or of the legal entities controlled by it, to guarantee obligations of the Corporation and/or of the legal entities controlled by it, or to guarantee obligations of third parties, in all such cases, when the value of any of such transactions is, in a single action or in a set of related actions, an amount equal to or greater than 5% (five per cent) of the total consolidated assets of the Corporation, during one calendar year.
3. The decision to start any new line of business or the suspension of any line of business developed by the Corporation or by any legal entity in which the Corporation has a share, either directly or in directly.
4. Any decision related to the acquisition or sale of assets (including shares or their equivalents, in any legal entity controlled or not controlled by the Corporation or in which the Corporation has a significant share), or the contracting of financings and loans and/or the establishment of any tangible or personal guaranties, when the value of any of such transactions is, in a single action or in a set of related actions, an amount equal to or greater than 5% (five per cent) of the total consolidated assets of the Corporation, during one calendar year.
5. The determination of the sense in which the Corporation shall exercise its right of voting regarding the shares (or their equivalents) issued by the legal entities controlled by it or in which the Corporation has a significant share; and

6. The establishment of any intermediate management body of the Corporation, other than the Auditing and Corporate Practice Committee.
(D) The resolutions adopted outside a meeting of the Board of Directors shall have the same validity as if they had been adopted in a meeting of the Board of Directors as long as they are adopted by unanimous vote of all the regular directors and are confirmed in writing by each one.
The amendment of this Clause may be only approved in a Special General Shareholders’ Meeting of the Corporation in which there is no vote against the shares representing five per cent (5%) or more of the capital stock of the Corporation.
MINUTES
THIRTY-FIFTH. A minute shall be prepared for each meeting of the Board of Directors, and such Minute shall be recorded in the corresponding Minute Book kept by the Corporation, signed by the chairman of the Board of Directors or his absence, by the person who presided over the meeting, and the Secretary or in his absence, the person who acted as Secretary. From the contents of such minutes, the Secretary or Assistant Secretary may issue the certified copies, extracts or certifications that are required.
The same Minute Book shall contain the decisions made in the terms of the paragraph (D) of the Thirty-Fourth Clause of these corporate bylaws, which shall be certified by the Secretary or Assistant Secretary.
All minutes shall be formed into an appendix, which shall include (i)

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

the documents that, if applicable, justify that the calls were made in the terms established by these corporate bylaws; (ii) the attendance list, duly signed by the attendees, (iii) the reports and other documents submitted to the consideration of the Board of Directors, and (iv) a copy of the corresponding minute.
GUARANTIES
THIRTY-SIXTH. The members of the Board of Directors shall not be required to guarantee the liability that they may incur as a result of performing their duties, nor shall they have to grant any other bond or cash deposit to the Corporation, unless expressly determined by the General Shareholders’ Meeting that appointed them.
INDEMNIFICATION
THIRTY-SEVENTH. The members of the Board of Directors shall not incur, individually or in conjunction, liability for damages caused to the Corporation or to the legal entities controlled by it or in which the Corporation has a significant influence, derived from the actions they perform or the decisions they make, when any of the following exclusions of liability is updated, acting in good faith:
I. They comply with the requirements established by these corporate bylaws and the applicable law for the approval of the matters that the Board of Directors or, if applicable, the committees of which they form part must know.
II. They make decisions or vote in the meetings of the Board of Directors or, if applicable, the committees of which they form part, based on the information provided by relevant officers, the legal entity that is rendering the external audit services or the independent experts whose capability and credibility have not any reason for doubt.
III. They have selected the most appropriate alternative, to the best of their knowledge, or the negative patrimonial effects have not been predicted, in both cases, based on available information at the time of the decision.
IV. They comply with the resolutions of the Shareholders’ Meeting, as long as such are not contrary to law.
In addition to the foregoing, the Corporation shall indemnify and hold harmless the Directors and Chief Executive Officer and all the other relevant officers of the Corporation or of the business corporations controlled by it regarding all the damages that it may cause to the Corporation or to its controlling legal entities or in the ones having significant influence, except fraudulent or in bad faith acts, or illegal acts pursuant to the applicable legislation or whose indemnification, pursuant to the applicable legislation, may not be agreed or granted by the Corporation. To such effects, the Corporation may obtain liability insurances or any other similar insurance, and grant such bonds and guarantees as may be necessary or convenient. All the legal costs related to the respective defense shall be paid by the Corporation on account of the general expenses, which shall be only reimbursed the Corporation or the relevant officer as required according to a court ruling that discharges the Corporation from its indemnification obligations under this Clause.
INTERMEDIATE MANAGEMENT BODIES

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

THIRTY-EIGHTH. The Board of Directors of the Corporation may establish one or more intermediate management bodies or committees, in which case, its structure, operation and definition of powers shall be subject to the provisions of this Clause. In any case, the Corporation shall have a committee that shall carry out the audit duties and the corporate practice duties referred to in the Forty-First and Forty-Second Clauses of these corporate bylaws.
Except regarding the committee that carry out the audit duties and the corporate practice duties, which shall be subject to the provisions of the Forty-First and Forty-Second Clauses of these corporate bylaws, every committee established by the Board of Directors shall be governed according to the following.
A) It shall be formed by the number of members determined in each case by the Board of Directors, but in no case may this be less than three (3). Furthermore, an alternate for each regular member may be appointed. Such committees may be formed by Directors, the Chief Executive Officer and any of the other relevant officers, or the external advisors or persons as determined in each case by the Board of Directors.
B) The committees may only decide on those matters that are not exclusively reserved for the Shareholders’ Meeting or the Board of Directors by these bylaws or the applicable legislation. In any case, the committees shall be subject to the strategies, policies and guidelines of the Board of Directors.
C) The members of any committee shall always act as a collegiate body and their powers cannot be delegated to any of its members either wholly or in an unlimited manner. It shall meet with a quorum of the majority of its members and it shall adopt resolutions with the vote in favor of the majority of those present, informing the Board of Directors on an annual basis of the most important resolutions adopted therein, or when facts or actions that are transcendental for the Corporation take place.
D) The meetings of the committees shall be held as often as determined by the Board of Directors or the chairman thereof, and shall be called following the procedure established in the Twentieth Thirtieth [sic] Clause of these bylaws for the holding of meetings of the Board.
E) The meetings shall be chaired by the Chairman of the committee or in his absence, by the person elected by the members of the respective intermediate management body to this effect, and the Secretary of the Board of Directors, or, if applicable, the Assistant Secretary shall act as the Secretary. The minutes recorded of such meetings shall be signed by whoever acted as Chairman and Secretary, and any other attendees who wish to do so.
F) Except as otherwise provided by the Board of Directors that have established them, the intermediate management bodies shall have the following powers:
1. A general power of attorney for litigation and collections, acts of administration and acts of ownership, with all the general powers and those special powers that by law require a special clause, pursuant to the provisions of Articles 2554 (two thousand five hundred and fifty-four) and 2587 (two thousand five hundred and

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

eighty seven) of the Federal Civil Code and their equivalents with the articles of the Civil Codes of the other states of the Mexican Republic. This power of attorney may be exercised regarding all the affairs of the Corporation, except for those reserved by Law or by these bylaws for another body of the Corporation.
2. The power to grant and subscribe negotiable instruments, in the terms of the 9th (ninth) Article of the General Law on Negotiable Instruments and Credit Transactions, including guaranties or endorsements.
3. To transfer, as well as to encumber, by pledge, mortgage or in any other way, the chattel or real estate property of the Corporation.
4. To authorize the granting of any guaranty or endorsement.
5. The power to confer general or special powers of attorney, as well as to revoke them, within the limits of their powers.
6. In general, they shall have the most extensive powers to decide upon the assets and businesses of the Corporation, related directly or indirectly to the purpose thereof, with the power to appoint one or more persons as special delegates for the execution of its resolutions, and in the absence of such appointment, they may be executed by the Chairman of the Board of Directors.
G) The members of any intermediate management body shall receive the emoluments determined by the Board of Directors, charged to income.
CHIEF EXECUTIVE OFFICER
THIRTY-NINTH. The Chief Executive Officer shall be responsible for the administration, conduction and execution of the business of the

Corporation and its controlling legal entities, being subject to the strategies, policies and guidelines approved by the Board of Directors or, if applicable, of the intermediate management bodies or committees established pursuant to these Corporate Bylaws.
The Chief Executive Officer, for the performance of his duties, shall have such powers as granted by the Board of Directors at the time of his appointment or at any other time after his appointment. For the exercise of his duties and activities and the performance of his obligations, the Chief Executive Officer shall have the help of all the relevant officers and other employees of the Corporation and its controlling legal entities.
For the performance of his duties, the Chief Executive Officer shall:
A) Submit to the Board of Directors for approval, the business strategies of the Corporation and its controlling legal entities based on the information provided by the latter.
B) Comply with the resolutions adopted by the Shareholders’ Meetings and the Board of Directors according to the instructions, as applicable, issued by such Meeting or Board.
C) Propose to the Audit Committee the guidelines of the internal control and internal auditing system of the Corporation and its controlling legal entities as well as execute the guidelines duly approved by the Board of Directors.
D) Register relevant information of the Corporation along with the relevant officers in charge of its preparation in its competence area.
E) Release any relevant information and events to be revealed to the public, as provided in the applicable legislation.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

F) Comply with the provisions related to the making of acquisition transactions and placing of shares owned by the Corporation.
G) Exercise by itself or through an authorized agent, in its competence area o as instructed by the Board of Directors, the appropriate corrective measures and responsibilities.
H) Verify that all contributions of capital made by the shareholders are entered.
I) Comply with all legal and statutory requirements established with respect to dividends paid to shareholders.
J) Ensure to keep accounting, recording, filing or information systems of the Corporation.
K) Prepare and submit to the Board of Directors a report for every corporate year, relative to (i) the running of the Corporation and its controlling legal entities during the corporate year, including the policies followed by the Chief Executive Officer and the other relevant officers and, if applicable, the main existing projects, (ii) a statement showing the financial situation of the Corporation and its controlling legal entities at the closing of such corporate year, (iii) a statement showing the result of the transactions, duly explained and classified, of the Corporation and its controlling legal entities, for the period corresponding to such corporate year, (iv) a statement showing the changes in the financial situation of the Corporation and its controlling legal entities during such corporate year, (v) a statement showing the changes in the entries that form the net worth of the Corporation and its controlling legal entities, occurred during such corporate year, and (vi) such notes as may be necessary to complete or clear the information provided by the abovementioned statements; in the understanding that such information shall be submitted regarding the of the Corporation and its controlling legal entities, in a individual and consolidated way, in accordance with the generally accepted principles.
L) Establish mechanisms and internal controls to verify that the acts and transactions of the Corporation and its controlling legal entities have complied with the applicable standard as well as follow up the results of such mechanisms and internal controls and take the appropriate measures.
M) Perform the responsibility actions established in the applicable legislation, against the related persons or third parties who presumably have caused damage to the Corporation or its controlling legal entities or in the ones having a significant influence, unless the damage is not relevant as determined by the Board of Directors and prior opinion of the Audit Committee.
N) The others duties established by the applicable legislation.
The Chief Executive Officer and the other relevant officers shall attend timely and diligently the information and documentation requests that are reasonably required by any of the Directors of the Corporation.
The provisions of the Thirty-Seventh Clause of these corporate bylaws shall benefit both the Chief Executive Officer and all the other relevant officers of the Corporation and its controlling legal entities, in relation to their respective responsibilities. The corporation shall indemnify and hold harmless the Chief Executive

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

Officer and the other relevant officers in such terms and with such limitations referred to in such Thirty-Seventh Clause of these corporate bylaws.
SUPERVISION
AUDITING AND CORPORATE PRACTICES COMMITTEE
FORTIETH. The supervision of the management, running and execution of the businesses of the Corporation and of its controlling legal entities shall be the responsibility of the Board of Directors through the Auditing and Corporate Practice Committee established in accordance with these Corporate Bylaws as well as through the persons or legal entity that carry out the external audit of the Corporation for every corporate year, each of them in the terms set forth in these Corporate Bylaws and in the applicable legislation.
The Board of Directors of the Corporation shall establish and keep an Auditing and Corporate Practice Committee that shall be formed by a minimum of three (3) Directors designated by the Board, proposed by the Chairman, and all of them shall be independent Directors pursuant to the applicable legislation. Notwithstanding the foregoing, the Chairman of the Auditing and Corporate Practice Committee shall be designated and/or removed from his office only by the General Shareholders’ Meeting, being always an independent Director. The Chairman of the Auditing and Corporate Practice Committee may not in any case preside over the Board of Directors.
AUDITING DUTIES
FORTY-FIRST. For the performance of the supervision of the management, running and execution of the businesses of the

Corporation and its controlling legal entities, the Auditing and Corporate Practice Committee shall have the following duties with regard to audit:
A) To give an opinion to the Board of Directors on the pertinent matters pursuant to these bylaws and the applicable legislation;
B) To evaluate the performance of the external auditor of the Corporation as well as to review opinions, or reports made and signed by the external auditor as it deems convenient, without prejudice to the fact that it shall meet with this latter at least once a year;
C) To discuss the financial statements of the Corporation with the persons responsible for their preparation and review, and on that basis to recommend or not their approval to the Board of Directors;
D) To inform the Board of Directors of the situation of the internal control and internal auditing system of the Corporation or of its controlling legal entities, including any detected irregularities;
E) To prepare an opinion to the Board of Directors about the contents of the annual report of the Chief Executive Officer, and to submit it to the consideration of the Board of Directors for its subsequent submission to the Shareholder’s Meeting, based on, among other things, the external auditor’s opinion. Such opinion shall indicate, at least:
1. If the accounting and information policies and criteria followed by the Corporation are suitable and sufficient taking into account the particular circumstances thereof.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

2. If such policies and criteria have been consistently applied to the information submitted by the Chief Executive Officer.
3. If as a result of the preceding numbers 1 and 2, the information submitted by the Chief Executive Officer reasonably reflects the financial situation and the result of the transactions of the Corporation for the corresponding corporate year.
F) To support the Board of Directors in the preparation of the report in which the main accounting and information policies and criteria followed in the preparation of the financial information of the Corporation and of its controlling legal entities are stated and explained, information of which shall be annually submitted by the Board of Directors and is referred to in the section III k) 4 of the Thirty-First Clause of these corporate bylaws;
G) To oversee that the transactions referred to in the section III of the Thirty-First Clause and the Twentieth Clause of these corporate bylaws are carried out in keeping with such Clauses and the applicable legislation as well as the polices derived from the same that have been approved by the Board of Directors or the General Shareholders’ Meeting of the Corporation, as appropriate;
H) To request the opinion of independent experts in such cases as it deems convenient for the proper performance of its duties, or as required according to the applicable legislation;
I) To ask the relevant officers and the other employees of the Corporation or of its controlling legal entities for reports related to the preparation of the financial information and of any other kind as it deems necessary for the performance of its duties;

J) To investigate the potential breaches of which it is informed regarding the transactions, operating guidelines and policies, internal control and internal auditing system and accounting recording, either of the Corporation itself or of its controlling legal entities, for which it shall perform an examination of the documentation, records and the other proving evidences to the extent necessary to carry out such supervision;
K) To receive comments made by shareholders, Directors, relevant officers, employees and, in general, any third party, regarding the matters referred to in the preceding paragraph as well as to carry out the actions as it deems pertinent in relation to such comments;
L) To request periodic meetings with the relevant officers as well as the delivery of any kind of information related to the internal control and internal audit of the Corporation or its controlling legal entities; -
M) To inform the Board of Directors of the important irregularities found because of the performance of its duties and, if applicable, of the corrective measures taken or to propose such measures as must be applied;
N) To call Shareholders’ Meetings and to request that the items as may be relevant be included in the agenda of such Meetings;
O) To oversee that the Chief Executive Officer comply with the agreements of the Shareholders’ Meetings and of the Board of Directors of the Corporation, pursuant to the instructions established by the Meeting or the Board;
P) To oversee that the internal mechanisms and controls that allow it to verify that the actions and operations of the Corporation and of its

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

controlling legal entities comply with the applicable standard are established as well as to implement methods that enable to review the compliance thereof;
Q) The others duties established by the applicable legislation or these corporate bylaws, and according to its functions.
CORPORATE PRACTICES DUTIES
FORTY-SECOND. For the performance of the supervision of the management, running and execution of the businesses of the Corporation and its controlling legal entities, the Auditing and Corporate Practice Committee shall have the following duties with regard to corporate practices:
A) To give an opinion to the Board of Directors on the pertinent matters pursuant to these bylaws or the applicable legislation;
B) To request the opinion of independent experts in such cases as it deems convenient for the proper performance of its duties, or as required according to the applicable legislation;
C) To call Shareholders’ Meetings and to request that the items as may be relevant be included in the agenda of such Meetings;
D) To support the Board of Directors in the preparation of the reports that correspond to it in accordance which these corporate bylaws and the applicable legislation; and
E) The others duties attributed to it in terms of corporate practices.
ANNUAL AUDITING AND CORPORATE PRACTICES REPORT
FORTY-THIRD. The Chairman of the Auditing and Corporate Practices Committee shall prepare an annual report about its activities which shall contemplate, at least,

In terms of auditing:
a) The state of the internal control and internal auditing system of the Corporation and its controlling legal entities and, if applicable, the description of its deficiencies and deviations as well as the respects that require a improvement, taking into account the opinions, reports, communications and the external audit judgment as well as the reports issued by the independent experts who would have provided their services during the period comprising the report;
b) The mention and follow-up of the preventive and corrective measures implemented based on the results of the examinations related to the non-compliance with the operation and accounting record guidelines and policies, either of the Corporation or of its controlling legal entities;
c) The evaluation of the performance of the external auditor of the Corporation;
d) The description and valuation of the additional or supplementary services that, if applicable, are provided by the external auditor of the Corporation as well as those provided by the independent experts that, if applicable, would have been hired;
e) The main results of the reviews of the financial statements of the Corporation and of its controlling legal entities;
f) The description and effects of the amendments to the accounting policies approved during the period comprising the report;
g) The measures taken due the pertinent comments, formulated by shareholders, Directors, relevant officers, employees and, in general, of any third party regarding the accounting, internal controls and

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

matters related to the internal or external audit, or derived from the accusations made about such facts as they deem irregular in the management; and
h) The follow-up of the agreements of the Shareholders’ Meetings and of the Board of Directors;
And in terms of corporate practices:
1. Comments regarding the performance of the relevant officers;
2. The transactions with persons related, during the corresponding corporate year, detailing the characteristics of the significant transactions;
3. The full compensation packages of the Chief Executive Officer and the other relevant officers; and
4. The exemptions granted to the Board of Directors, in order for a Director, relevant officer or individual with power of attorney to take advantage of certain the business opportunities for itself or in favor of third parties, which correspond to the Corporation or its controlling legal entities or in the ones having significant influence.
Such annual report shall be submitted the Board of Directors in advance in the General Shareholders’ Meeting that is held because of the closing of every corporate year.
EXTERNAL AUDITOR
FORTY-FOURTH. The External Auditor and the other persons involving in the auditing of the Corporation shall comply with the requirements and duties attributed to them by the Stock Market Act and the regulations derived from such Act.
CHAPTER V

FINANCIAL INFORMATION, PROFITS AND LOSSES
CORPORATE YEARS
FORTY-FIFTH. The corporate years shall not exceed a period of twelve (12) months, shall commence on the first of January and end on the 31st of December every year.
FINANCIAL INFORMATION
FORTY-SIXTH. A) At the end of each corporate year, all the financial information and the other reports shall be prepared by the Chief Executive Officer, the Chairman of the Auditing and Corporate Practices and the Board of Directors in the terms set forth in these corporate bylaws, and these information and reports shall be completed in advance, but in any case at least fifteen (15) days prior to the date fixed for the holding of the Regular General Shareholder’s Meeting that shall discuss them.
B) The financial information and the other reports referred to in the preceding paragraph A) shall refer to the Corporation and its controlling legal entities, and shall be in possession of the Board of Directors. A copy thereof shall be available to the shareholders in the offices of the Corporation during a period of time of fifteen (15) days prior to the date fixed for the holding of the Regular General Shareholder’s Meeting that shall discuss them.
C) The Corporation shall keep a suitable accounting record in each Case.
PROFITS
FORTY-SEVENTH. The profits obtained in each corporate year shall be applied as follows:

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

A) The amount determined by the Meeting for the formation or reconstitution, as applicable, of the legal reserve fund, which shall be a minimum of five percent (5%) of the net profits of the corresponding corporate year, until such fund reaches the sum of twenty percent (20%) of the capital stock, shall be separated; and.
B) The amount determined by the Meeting for the constitution of the Reserve for the Acquisition of Own Stock as established in the Twenty-Second Clause of these Bylaws, shall be separated; and/or.
C) The Meeting may:
(i) Separate the amount as the Meeting deems pertinent for the formation or increase of such reinvestment, contingency or special reserves as it deems appropriate; and/or
(ii) Decree dividends by means of their distribution among the shareholders, in the understanding that the distribution of profits shall be performed in proportion to the number of shares and the amount over them exhibited; and/or
(iii) Determine that all or any of the remaining profits shall be credited to the account of profits pending distribution.
LOSSES
FORTY-EIGHTH. The shareholders shall only respond for the losses suffered by the Corporation, up to and in proportion to the amount of their respective contributions.
Consequently, the holders of fully paid-up shares shall not have any additional liability. The holders of shares that have not been fully paid shall only respond up to for the amount not exhibited of their shares.

FOUNDING MEMBERS
FORTY-NINTH. The founding members do not reserve any special share in the profits of the Corporation.
CHAPTER VI
DISSOLUTION AND LIQUIDATION
GROUNDS FOR DISSOLUTION
FIFTIETH. The Corporation shall be dissolved by resolution adopted by the shareholders who represent at least seventy-five percent (75%) of the subscribed and paid capital of the Corporation in a Special General Shareholders’ Meeting:
A) Due to the expiration of the duration fixed in these corporate bylaws;
B) Due to the impossibility to continue to fulfill its corporate purpose;
C) By agreement of the shareholders, reached in accordance with these corporate bylaws and the law;
D) Because the number of shareholders is less than two; or.
E) Due to the loss of two thirds of the capital stock, except when the shareholders replace it or reduce it without infringing the minimum established in the law.
LIQUIDATION
FIFTY-FIRST. A) Once the dissolution of the Corporation has been agreed, it shall be placed in liquidation, which shall the responsibility of one or more liquidators, as determined by the respective Special General Shareholders’ Meeting.

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY

B) Until the appointment of the liquidators has been entered in the Public Property and Commercial Registry and they have taken office, the Directors shall continue to perform their duties.
C) The liquidation shall be performed as provided for by the General Law on Business Corporations and Trading Partnerships in force. The Meeting, in the act of agreeing the dissolution, shall establish the rules that, in addition to the legal provisions and the rules contained in these corporate bylaws, shall govern the actions of the liquidators.
D) A Shareholders’ Meeting shall be held during the liquidation in the same way as during the normal existence of the Corporation, the liquidators having the powers that correspond to the Board of Directors and the duties thereof established in the applicable legislation.
CHAPTER VII
FINAL PROVISIONS
SUPPLETORY LAWS
FIFTY-SECOND. For anything not provided for by these corporate bylaws, the provisions of the Stock Market Act, the General Law on Business Corporations and Trading Partnerships and the applicable regulations of the Federal Civil and Commercial Codes shall be observed.”
I, THE PUBLIC ATTESTOR, CERTIFY AND ATTEST:
I.- That the inserted and related text faithfully coincides with its original, which I had before me.
II.- That based on the fourth (roman numeral) section of Article fifteen of the Mexican Federal Public Attestors Act, in my opinion the appearing person has the legal capacity to contract and assume obligations, and that I oriented him regarding the value and legal consequences of this act, not finding any clear manifestations of natural and/or legal disability in her and not having received any news that he is subject to any prohibition.
III.- That the appearing person, having been warned of the penalties incurred by those who commit perjury before a Public Attestor, and according to their personal information, declared himself to be:
MARCO AUGUSTO MARTINEZ AVILA, Mexican, originating from Mexico City, Federal District, where he was born on the first day of August nineteen seventy-one, bachelor, Attorney-at-Law, domiciled at Avenida de la Cuspide number four thousand seven hundred and fifty-five, Colonia Parques del Pedregal, zip code fourteen thousand and ten, Delegacion Tlalpan, in this City.
IV.- That based on Article thirty-two, section six (Roman numeral) of the Regulations of the Federal Public Attestors Act, the appearing person did not identify himself to me as he is a personal acquaintance.
V.- That in evidence I recorded this instrument on the same day as its date.
I issue this certification for “GRUPO TMM”, SOCIEDAD ANOMIMA BURSATIL; it consists of sixty-eight pages of text.
SIGNATURES:
MARCO AUGUSTO MARTINEZ AVILA. INITIALS.
JUAN MARTIN ALVAREZ MORENO, PUBLIC ATTESTOR NUMBER

JUAN M. ALVAREZ MORENO
PUBLIC ATTESTOR No. 46 OF MEXICO CITY
FORTY-SIX OF MEXICO CITY.
INITIALS. THE AUTHORIZING STAMP.
MEXICO CITY, FEDERAL DISTRICT, ON THE SIXTH DAY OF THE MONTH OF JUNE TWO THOUSAND AND EIGHT.
I ATTEST TO THE FOREGOING.
JMAM’ag*
(Illegible signature)

The undersigned, SILVIA GLORIA VALDES GARCIA Ave. Universidad No. 2014 Edificio Costa Rica Entrada B-202 Unidad Integración Latinoamericana Col. Romero de Terreros Tel: 658-82-14 México 5 D.F. official Sworn translator before the Superior Court of Justice of the Federal District, México for the Spanish and English languages, certifies that the above is a true and exact translation of the document attached.
Mexico City, 13 JUN 2008
/s/ Silvia Gloria Valdes Garcia

SILVIA GLORIA VALDES GARCIA